SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report   April 13, 2004

First Ottawa Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30495	36-4331185
(Commission File Number)	(I.R.S. Employer Identification Number)

701-705 LaSalle Street, Ottawa, Illinois	61350
(Address of principal executive offices)	(Zip Code)

(815) 434-0044
(Registrant’s telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

On November 14, 2003, First National Bank of Ottawa, the subsidiary bank of First Ottawa Bancorp, Inc. (the “Company”), completed its acquisition of two banking branches of First Midwest Bank located in Streator, Illinois.

The Company has filed this Amendment No. 1 to the Form 8-K filed with the Securities and Exchange Commission on November 19, 2003 to disclose that it will not file financial statements pursuant to Item 7(a) of Form 8-K or pro forma financial information pursuant to Item 7(b) of Form 8-K.  The Company is unable to provide this financial information because separate historical financial statements for bank branches are generally not maintained and none exist for the acquired branches and, in the Company’s judgment, cannot be accurately created and subsequently audited.  The Company does not believe that such historical financial information with respect to the branches is relevant because such historical financial information would bear little relationship to the operations of the Company going forward from the date of the acquisition.  Furthermore, the Company has filed its annual report on Form 10-K containing the Company’s audited financial statements and reporting the Company’s financial condition for the fiscal year ended December 31, 2003.  The Company’s Form 10-K discloses the effects and results of the November, 2003 branch acquisitions.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)                                  Financial Statements of Business Acquired.

None will be filed

(b)                                 Pro Forma Financial Information.

None will be filed

(c)                                  Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST OTTAWA BANCSHARES, INC.

Dated: April 13, 2004	By:	/s/ Joachim J. Brown
Joachim J. Brown
President